SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 19, 2012

Date of Report (date of earliest event reported)

LEGEND OIL AND GAS, LTD.

(Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1420 5th Avenue, Suite 2200

Seattle, WA 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 274-5165

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 1, 2012, Legend Oil and Gas, Ltd. (the “Company”) will reduce the annual salary compensation of James Vandeberg, its Chief Financial Officer, Secretary, and Director, from $250,000 to $120,000 per year. Mr. Vandeberg has voluntarily agreed to this reduction in compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2012	LEGEND OIL AND GAS, LTD.

	By:	/s/ James Vandeberg
James Vandeberg
Chief Financial Officer, Secretary and Director

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